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                                                                EXHIBIT 10(b)(2)


                               GENTEX CORPORATION
                          SECOND RESTRICTED STOCK PLAN


         1. Purpose and Scope. The purposes of this Plan are to reward outstanding achievements by key employees of Gentex Corporation, to provide an incentive for such employees to expand and improve the profits and prosperity of the Company, and to assist the Company in attracting and retaining key personnel through ownership of shares of the Company's common stock.

         2. Definitions. The following words and phrases shall have the following meanings as used in this Plan:

                  a. "Awards" means awards of Shares granted pursuant to this Plan.

                  b. "Award Price" means the closing sale price of Shares reported in the NASDAQ National Market for the day on which the particular Award is granted, or if prices of Shares are not so published for that date, then a fair market value determined by the Committee by any reasonable method selected in good faith.

                  c. "Board" means the Board of Directors of the Company.

                  d. "Committee" means the committee appointed by the Board pursuant to paragraph 4 of this Plan.

                  e. "Company" means Gentex Corporation.

                  f. "Code" means the Internal Revenue Code of 1986, as amended.

                  g. "Participant" means the individual to whom an Award is granted under this Plan.

                  h "Plan" means this Gentex Corporation Second Restricted Stock Plan.

                  i. "Related Corporation" means any corporation in which the Company has a proprietary interest consisting of at least 50% of the total combined voting power of all class of voting securities of such corporation.

                  j. "Restricted Period" means the period of time over which an Award is to vest, as determined by the Committee.

                  k. "Shares" means the shares of common stock of the Company, par value $0.06 per share.



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         3. Stock to be Awarded.

                  a. Subject to the provisions of Paragraph 6(d)(vi) of the Plan, the maximum number of shares that may be subject to Awards under the Plan is 500,000 shares. The Shares may be treasury shares or authorized but unissued Shares of the Company.

                  b. Shares which have been subject to Awards, but which have been forfeited as provided below, shall be added to the Shares otherwise available for Awards under the Plan.

         4. Administration.

                  a. The Plan shall be administered by a Committee appointed by the Board, consisting of three (3) or more directors. A majority of members of the Committee shall constitute a quorum for the transaction of business. The Committee shall be responsible for the operation of the Plan, including determinations as to persons entitled to participate in the plan and the extent of that participation. The interpretation and construction of any provision of the Plan by the Committee shall be final and binding.

                  b. The granting of any Award pursuant to this Plan shall be entirely within the discretion of the Committee, and nothing contained in this Plan shall be interpreted or construed to give any person any right to participate under this Plan.

                  c. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company, to the maximum extent permitted by law, from and against any cost, liability or expense imposed or incurred in connection with such persons taking or failing to take any action under the Plan.

         5. Eligibility. Awards may be made at any time, and from time to time, to such individuals as the Committee shall determine in its sole and absolute discretion. Awards granted at different times or to different persons need not contain similar provision.

         6. Basic Terms and Conditions of Awards.

                  a. A Participant shall not be required to make any payment for Shares granted pursuant to an Award.

                  b. In the event of a change in the Participant's duties and responsibilities, or a transfer of the Participant to a different position, the Committee has the discretion to terminate the Award or reduce the number of Shares subject to the Award commensurate with the transfer or change in responsibility.

                  c. Shares granted pursuant to an Award shall be represented by a stock certificate registered in the name of the Participant, subject to
Section 6(d)(viii), below.


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                  d. The Committee shall provide for an agreement to be entered into by the Participant and the Company, the terms and conditions of which may include, but are not limited to the following:

                           (i) Number of Shares. The agreement shall state the
total number of Shares to which is pertains.

                           (ii) Award Price. The agreement shall state the Award
Price of the Shares on the date of the granting of the Award.

                           (iii) Restriction Period. The Restriction Period for
any Award granted under the Plan shall be determined by the Committee and shall have a duration of not less than six (6) months and not more than ten (10) years from the date the Award is granted. An Award is considered to be vested when the Restriction Period lapses. Awards may have different Restriction Periods in the discretion of the Committee.

                           (iv) Acceleration. The Committee may in its
discretion, provide for the acceleration of the time at which the Restriction Period will lapse and, in that event, shall specify the conditions which must exist in order for such acceleration to occur.

                           (v) Termination of Employment. In the event a
Participant's employment terminates by reason of retirement or death, or the Participant becomes disabled, the Restriction Period shall be deemed to lapse as of the date of termination or disability on that part of the Award which equals the portion of the Restricted Period, measured in full and partial months, completed before the termination of employment or the date of disability. In the event that a Participant's employment terminates for any other reason, the Committee may determine, in its discretion, whether and the extent to which the Restriction Period shall be lapsed. The balance of any Award not covered by a lapsed restriction shall be forfeited.

         Whether an authorized leave of absence or absence on military or government service or for other reasons shall constitute a termination of employment for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive. Employment by the Company shall be deemed to include employment by, and to continue during any period in which a Participant is in the employment of a Related Company.

                           (vi) Recapitalization. The aggregate number of Shares
on which Awards may be granted to Participants, and the price per Share in each such Award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such Shares, effected without receipt of consideration by the Company; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

         Subject to any required action by stockholders, if the Company shall be a surviving or resulting corporation in any merger, consolidation, or other reorganization, any Award granted hereunder shall pertain to and apply to the securities to which a holder of the number of Shares subject to the Award would have been entitled.



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         A dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not a surviving or resulting corporation, shall cause the Restricted Period to lapse in full for every Award then outstanding.

         In the event of a change in the Company's stock which is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase in the number of issued Shares, the shares resulting from any such change shall be deemed to be Shares within the meaning of the Plan.

                           (vii) Assignability. No benefit payable under or
interest in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements, or torts of any Participant or beneficiary. If any Participant or beneficiary shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit payable under or interest in the Plan, then the Committee in its discretion may hold or apply such benefit or interests on any part thereof to or for the benefit of such Participant or his beneficiary, his spouse, children, blood relatives, or other dependents, or any of them, in such manner and in such proportions as the Committee may consider proper.

                           (viii) Rights as a Stockholder. The Participant shall
have the right to receive dividends during the Restriction Period, to vote the Shares subject to an Award, and to enjoy all other stockholder rights, except that the participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the Shares during the Restriction Period, and a restrictive legend to that effect shall be placed on the certificate issued to the Participant for those Shares.

                           (ix) Other Provisions. The agreements authorized
under this Plan may contain such other provisions as the Committee shall deem advisable.

                  e. In the event a Participant engages in any activity competitive to any business of the Company that is being actively conducted or planned at the time of termination of the Participant's employment with the Company, prior to the expiration of four (4) years after such termination of employment, either directly or indirectly, as a proprietor, partner, employee, officer, director, consultant, or holder of any equity interest in any competitive corporation or limited liability company (excluding less than five percent (5%) interest in any publicly traded entity), then the Participant shall forfeit all economic benefits derived by the Participant with respect to all Awards granted to the Participant that were outstanding and not vested as of, or granted after a date, that is four (4) years prior to the date the competitive activity commenced. Forfeiture of economic benefits shall mean payment to the Company of an amount equal to the difference between the price paid by the Participant for such Shares, if any, and the market price for those Shares as of the date the restrictions lapsed with respect to those Shares.

         7. Effective Date, Termination and Amendment. The Plan shall take effect only upon, and as of the date of approval by the Company's stockholders. Unless earlier terminated by the Board, the Plan shall terminate on March 2, 2011, after which date no Awards may be granted under the Plan. The Board may terminate or amend the Plan at any time, or from time to



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time, as it deems proper and in the best interest of the Company; provided, however, that no amendment may alter the aggregate number of shares that may be issued under the Plan, modify the eligibility requirements set forth herein, or impair a Participant's rights or obligations pursuant to outstanding Awards.

         8. Miscellaneous Provisions.

                  a. No Right of Continued Employment. Neither the establishment of the Plan nor the granting of any Award hereunder nor any action of Gentex Corporation or Related Corporations or the Boards of Directors of Gentex Corporation or any Related Corporation or of the Committee pursuant to the Plan shall be held or construed to confer upon any person any legal or equitable right to be continued in the employ of Gentex Corporation or any Related Corporation, and Gentex Corporation and Related Corporations expressly reserve the right to discharge any Participant whenever the interest of Gentex Corporation or Related Corporations may so require without liability to Gentex Corporation or Related Corporations, the Board of Directors of Gentex Corporation or Related Corporations or the Committee, except as to any rights which may be expressly conferred upon a Participant under the Plan.

                  b. Withholding Taxes. Gentex Corporation shall have the right to require a payment from a Participant to cover applicable withholding taxes.

                  c. Michigan Law to Govern. The Plan and all agreements entered into under the Plan shall be construed pursuant to the laws of the State of Michigan.

                  d. Obligations. Gentex Corporation or Related Corporations or the Board of Directors of Gentex Corporation shall not by any provisions of this Plan, be deemed to be a trustee of any property, and the liabilities of Gentex Corporation or Related Corporations to any Participant pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by the Plan, and no such obligation of Gentex Corporation or Related Corporations shall be deemed to be secured by any pledge or other encumbrance on any property of Gentex Corporation or Related Corporations.

                  e. Change in Conditions or Federal Income Tax Laws. In the event of relevant changes in the Federal income tax laws, regulations and rulings or other factors affecting the continued appropriateness of Awards under the Plan, the Committee may, in its sole discretion, accelerate or change the form of payment or distribution of all Awards and dividends.

                  f. Employee's Agreement. If, at the time of the distribution of any Shares hereunder, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Participant receiving such shares shall agree that he or she will take the shares for investment and not with any present intention to resell the same and that he or she will dispose of such Shares only in compliance with such laws and regulations, and the Participant will, upon the request of the Company, execute and deliver to the Company an agreement to such effect.



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         The foregoing Plan was duly adopted by the Board of Directors of Gentex
Corporation on March 2, 2001, subject to the approval of the Company's shareholders.



                                            /s/ Connie Hamblin
                                            ------------------------------------
                                            Connie Hamblin
                                            Secretary



































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